SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 14, 2006

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

          On February 22, 2005, Paul Worsham filed a purported class action in the Circuit Court for Montgomery County, Maryland against Xpedite Systems, LLC (f/k/a Xpedite Systems, Inc.) (“Xpedite”), the Data Communications subsidiary of Premiere Global Services, Inc. (the “Company”). The complaint alleged that Xpedite transmitted pre-recorded telephone calls advertising its Data Communications services to telephone numbers in Maryland, including one call to Mr. Worsham's telephone number, in violation of the federal Telephone Consumer Protection Act of 1991, as amended, and applicable Federal Communication Commission (“FCC”) rules. The complaint also alleged violations of federal caller identification requirements under FCC rules and violations of the Maryland Telephone Consumer Protection Act. The complaint sought statutory damages under the federal and Maryland statutes for each of four alleged violations of the two statutes, treble damages for what is alleged to have been willful conduct and injunctive relief. No class had been certified in the case.

          On June 14, 2006, the parties entered into a settlement agreement that provides for, among other things, dismissal of the action with prejudice, mutual releases and the payment of a settlement amount by Xpedite to Mr. Worsham of $32,000.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: June 14, 2006	By:	/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal, General
Counsel and Secretary